FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street
Charleston, S. C. 29401
843-529-5933

December 23, 1999

Dear Shareholder:

You are cordially invited to attend the 2000 Annual Meeting of Shareholders of First Financial Holdings, Inc. to be held at the Corporation's main office, 34 Broad Street, Charleston, South Carolina, on Wednesday, January 26, 2000, at 5:30 p.m., South Carolina time.

The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative of KPMG LLP, the Corporation's independent auditors, will be present to respond to any questions shareholders may have.

To ensure proper representation of your shares at the meeting, please sign, date and return the enclosed proxy ballot in the enclosed postage-prepaid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

A. Thomas Hood
President and Chief Executive Officer

FIRST FINANCIAL HOLDINGS, INC.
 34 Broad Street
Charleston, South Carolina 29401
843-529-5933

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JANUARY 26, 2000

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Meeting") of First Financial Holdings, Inc. ("Corporation") will be held at the main office of the Corporation at 34 Broad Street, Charleston, South Carolina, on Wednesday, January 26, 2000, at 5:30 p.m., South Carolina time for the following purposes:

  To elect two directors of the Corporation;

  To ratify an amendment to the 1994 Employee Stock Purchase Plan extending the termination date to July 27, 2004, as adopted by the Board of Directors on May 27, 1999; and

  To consider and act upon other matters as may properly come before the Meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposal at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on November 30, 1999, are entitled notice of and to vote at the Meeting and any adjournments or postponements thereof.

You are requested to complete and sign the enclosed Proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote in person at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Phyllis B. Ainsworth
Secretary

Charleston, South Carolina
December 23, 1999

IMPORTANT: THE PROMPT RETURN OF THE SIGNED PROXY WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street
Charleston, South Carolina 29401
843-529-5933

ANNUAL MEETING OF SHAREHOLDERS
JANUARY 26, 2000

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Financial Holdings, Inc. ("First Financial" or "Corporation") to be used at the Annual Meeting of Shareholders of the Corporation ("Meeting"). The Meeting will be held at the Corporation's main office at 34 Broad Street, Charleston, South Carolina, on Wednesday, January 26, 2000, at 5:30 p.m., South Carolina time. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about December 23, 1999.

First Financial operates as a multiple savings and loan holding company for First Federal Savings and Loan Association of Charleston ("First Federal") and Peoples Federal Savings and Loan Association, Conway, South Carolina ("Peoples Federal") (together, the "Banking Subsidiaries").

REVOCATION OF PROXIES

Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Corporation at 34 Broad Street, Charleston, South Carolina 29401, or the filing of a later proxy, to be received prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of First Financial will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth in the following pages and for the ratification of the amendment to the 1994 Employee Stock Purchase Plan.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Shareholders of record as of the close of business on November 30, 1999, are entitled to one vote for each share then held. Shareholders are not permitted to cumulate their votes for the election of directors. As of November 30, 1999, the Corporation had 13,355,789 shares of common stock ("Common Stock") issued and outstanding.

Persons and groups owning in excess of 5% of the Corporation's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"). Based upon such reports, the following table sets forth, as of September 30, 1999, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who owned more than 5% of the Corporation's outstanding shares of Common Stock at September 30, 1999. The table also sets forth information as to the shares of Common Stock beneficially owned by each director of the Corporation, by the Chief Executive Officer of the Corporation, by the Corporation's or the Banking Subsidiaries' four other most highly compensated executive officers ("Named Executive Officers") and by all executive officers and directors of the Corporation as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1,3]	Percent of Shares of Capital Stock Outstanding

Dimensional Fund Advisors, Inc. [2]	741,100	5.55%
1299 Ocean Avenue
11th Floor
Santa Monica, California 90401

Non-Employee Directors

Gary C. Banks, Jr.	58,183	[4]
Paula Harper Bethea	9,389	[4]
Paul G. Campbell, Jr.	16,477	[4]
A. L. Hutchinson, Jr.	184,494	1.38%
Thomas J. Johnson	6,049	[4]
James C. Murray	42,960	[4]
D. Kent Sharples	33,909	[4]
D. Van Smith	55,108	[4]

Named Executive Officers

A. Thomas Hood	213,944	1.60%
George N. Magrath, Jr.	68,845	[4]
Charles F. Baarcke, Jr.	72,683	[4]
John L. Ott, Jr.	132,626	[4]
Susan E. Baham	97,632	[4]

All Directors and Executive Officers as a group (13 persons)	992,299	7.28%

[1]

Unless otherwise indicated, all shares are owned directly by the named persons or by the persons indirectly through spousal ownership, or through a trust, corporation or association, or as custodians or trustees for the shares of minor children. The named persons effectively exercise voting and investment power over such shares.

[2]

Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 741,100 shares of the Corporation's Common Stock as of September 30, 1999, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

[3]

Includes options awarded under the Corporation's Directors Stock Options-for-Fees Plan that are exercisable within 60 days of November 30, 1999, for the following directors: Mr. Banks-28,318 shares; Mrs. Bethea-7,288 shares; Mr. Campbell-6,012 shares; Mr. Johnson-5,997 shares; Mr. Murray-36,871 shares; Dr. Sharples-25,470 shares; and Mr. Smith-4,314 shares. The total also includes 57,600, 27,100, 15,300, 35,600, 30,400 and 280,270 shares of Common Stock that may be received upon the exercise of stock options, which are exercisable within 60 days of November 30, 1999, for Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham and all executive officers and directors as a group, respectively.

[4]	Less than one percent.

PROPOSAL I - ELECTION OF DIRECTORS

The Corporation's Board of Directors ("Board") is currently composed of nine members. At the Meeting, two directors will be elected to serve for a three-year period, or until their respective successors have been elected and qualified. The Nominating Committee has nominated for election as directors A. Thomas Hood and A. L. Hutchinson, Jr. each for three-year terms. Both nominees are currently members of the Board.

If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend or the Board may amend the Bylaws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS OF THE CORPORATION.

The following table sets forth certain information regarding the nominees for election at the Annual Meeting as well as information regarding those directors continuing in office after the Annual Meeting.

Name	Age [1]	Year First Elected Director [2]	Year Term Expires
Board Nominees
A. Thomas Hood [3,5]	53	1987	2003 [4]
A. L. Hutchinson, Jr. [3,5]	65	1985	2003 [4]
Directors Continuing in Office
Gary C. Banks, Jr.[3]	65	1987	2001
Paula Harper Bethea [3]	44	1996	2001
Paul G. Campbell, Jr. [3]	53	1991	2001
Thomas J. Johnson[5]	49	1998	2002
James C. Murray [3]	60	1991	2002
D. Kent Sharples	56	1992[6]	2002
D. Van Smith [3]	68	1968	2002

[1]		As of September 30, 1999.
[2]		Includes prior service, as applicable, on the Board of Directors of First Federal.
[3]		Also serves as a Director of First Federal.
[4]		Assuming re-election at the Meeting.
[5]		Also serves as a Director of Peoples Federal.
[6]		Does not include prior service on Board of Directors of Peoples Federal.

The following discussion presents information with respect to the nominees at the Meeting:

A. THOMAS HOOD is President and Chief Executive Officer of the Corporation and President and Chief Executive Officer of First Federal Savings and Loan Association of Charleston. He also serves on the Boards of the Corporation, First Federal, Peoples Federal, First Southeast Investor Services, First Southeast Insurance Services and First Southeast Fiduciary and Trust Services.

He began his career with First Federal in 1975 and was named to his present position with First Federal in February of 1995 and with First Financial Holdings in July of 1996. He was elected to the Board of Directors in 1987. He graduated from the Citadel and is licensed as a Certified Public Accountant.

He is involved in numerous professional and community organizations, including the Board of Directors and Executive Committee of the Business Development Corporation of South Carolina, the South Carolina Chamber of Commerce and the Salvation Army where he is past Chairman of the Advisory Board. He is a member of the Executive Committee and the Board of Directors of the Trident United Way.

A. L. HUTCHINSON, JR. has been Vice Chairman of the Corporation and First Federal since February 1, 1995 and Chairman of Peoples Federal since July 1, 1999. He served as President and Chief Executive Officer of First Financial from January 1988, when the Corporation was organized, until his retirement on June 30, 1996. Mr. Hutchinson began his career with First Federal in 1961, was promoted to Executive Vice President--Production division in 1979, was elected to the First Federal Board in 1985 and assumed the position of President of First Federal in April 1988.

A graduate of the Citadel, he serves on the Board of Directors of the Star Gospel Mission and is past Chairman of the Trident Technical College Foundation Board. He also serves as a member of the Board for the Boy Scouts Coastal Carolina Council.

The present principal occupation and other business experience during the last five years of each director continuing in office is set forth below:

Gary C. Banks, Jr. is a Director and retired Executive Vice President of Banks Construction Company, which specializes in highway construction.

Paula Harper Bethea is the Director of Client Relations and Development for Bethea, Jordan & Griffin, P.A. of Hilton Head Island, South Carolina, a law firm.

Paul G. Campbell, Jr. is Executive Vice President for Alcoa-Mt. Holly, South Carolina, a leading primary aluminum reduction company in the United States.

Thomas J. Johnson is President, Chief Executive Officer and Owner of F & J Associates, a company that owns and operates automobile dealerships in five southeastern states.

James C. Murray is a Registered Professional Engineer who has been President and Chief Executive Officer since 1980 and Chairman of the Board of Directors since 1984 of Utilities Construction Company, an electrical contracting company specializing in high voltage electrical work and heavy industrial work in the Southeast.

D. Kent Sharples has been President of Daytona Beach Community College, Daytona Beach, Florida since July 1999. From July 1980 to July 1999, Dr. Sharples was President of Horry-Georgetown Technical College, Conway, South Carolina.

D. Van Smith has been Chairman of the Board of the Corporation and First Federal since January 1988. He served as a Director of First Federal since 1968. He is Chairman and co-owner of Van Smith Company, Inc., a concrete company. Mr. Smith is also President and owner of Smith and Smith, Inc., an investment property company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board conducts its business through meetings of the Board of Directors and through its committees. During the fiscal year ended September 30, 1999, the Board held 14 meetings. No director of First Financial attended less than 75% of the total meetings of the Board and committee meetings on which such Board member served during this period for the Corporation.

The Executive Committee of the Corporation, composed of Messrs. Smith, Campbell, Hood, Hutchinson and Sharples did not meet during the fiscal year ended September 30, 1999.

The Audit Committee of the Corporation, composed of Mrs. Bethea and Messrs. Banks, Johnson and Murray, meets quarterly to study the findings of the Corporation's independent auditors and internal auditor and to evaluate policies and procedures relating to internal controls. This Committee met four times during the fiscal year ended September 30, 1999.

The Compensation/Benefits Committee of the Corporation, composed of Messrs. Banks, Campbell, Johnson, Murray, Sharples and Mrs. Bethea, reviews compensation policies and benefit plans of the Corporation, grants stock options and recommends compensation for senior management. This Committee held five meetings during the fiscal year ended September 30, 1999.

Article II, Section 14 of the Corporation's Bylaws provides that the Board shall act as a nominating committee for selecting the management nominees for election as directors. Such section of the Bylaws provides as follows: "No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation." The Board held one meeting in its capacity as the nominating committee during the fiscal year ended September 30, 1999.

DIRECTORS' COMPENSATION

During the fiscal year ended September 30, 1999, non-management members of the Board of Directors of the Corporation received a fee of $8,040 except the Chairman, who received a fee of $9,600. Non-management members of the First Federal Board received $10,800 each except the Chairman, who received $12,900. No additional fees are paid to directors who serve on the committees appointed by the Board. No fees are paid to officers of First Financial who serve on the Board of Directors of the Corporation. Non-management members of the Peoples Federal Board received a fee of $10,380 each during the fiscal year ended September 30, 1999, except for the Chairman, who received $12,600. The members of management who serve on the Peoples Federal Board receive no additional compensation.

Effective October 1, 1994, non-management directors of the Corporation, First Federal and Peoples Federal were offered the opportunity to participate in the 1994 Outside Directors Stock Options-for-Fees Plan, approved by the shareholders at the January 25, 1995, Annual Meeting. In fiscal 1999, 13 Directors (excluding Emeritus and Advisory Directors) participated in the Plan, deferring $134,880 in fees.

The Performance Equity Plan for Non-Employee Directors was approved by shareholders at the January 22, 1997, Annual Meeting of Shareholders. Performance targets for the third plan year resulted in the award of 3,230 shares to the 16 directors of First Federal and Peoples Federal.

MANAGEMENT REMUNERATION

Summary Compensation Table.

The following information is furnished for the Corporation's Chief Executive Officer and the four other most highly compensated executive officers during the fiscal year ended September 30, 1999.

SUMMARY COMPENSATION TABLE*
		Annual Compensation			Long-Term Compensation
				Other Annual Compensation ($)[2]	Awards	All Other Compensation ($) [3]
Name and Principal Position	Year	Salary ($)	Bonus[1] ($)		Stock Options (#)
A. Thomas Hood President and Chief Executive Officer of the Corporation and First Federal	1999	202,624	42,649	--	4,000	17,598
	1998	196,386	24,219	--	2,400	16,950
	1997	186,114	28,646	--	10,000	12,898
George N. Magrath, Jr. President and Chief Executive Officer of Peoples Federal	1999	132,120	--	--	3,500	10,816
	1998	128,281	15,616	--	2,000	10,618
	1997	123,379	--	--	6,500	10,397
Charles F. Baarcke, Jr. Senior Vice President of the Corporation and First Federal	1999	145,082	32,613	--	3,500	12,848
	1998	137,546	19,972	--	2,000	11,530
	1997	131,066	19,167	--	--	8,987
John L. Ott, Jr. Senior Vice President of the Corporation and First Federal	1999	148,518	36,535	--	3,500	15,174
	1998	143,879	18,557	--	2,000	14,639
	1997	136,260	23,836	--	--	11,411
Susan E. Baham Senior Vice President and Chief Financial Officer of the Corporation and First Federal	1999	128,706	19,491	--	3,500	13,772
	1998	113,414	11,463	--	2,000	11,547
	1997	105,589	15,477	--	6,000	8,301

*All compensation, except for the compensation of George N. Magrath, Jr., is paid by First Federal but allocated between the Corporation and First Federal based on approximate time spent by the Named Executive Officer on Corporation business. Mr. Magrath is compensated by Peoples Federal.

[1]	Reflects bonuses awarded for the fiscal year which were paid in subsequent fiscal year.
[2]	Excludes perquisites which did not exceed $50,000 or 10% of the salary and bonus.
[3]	Represents total 401(k) and profit sharing plan contributions paid by the Corporation.

Option Grants Table.

OPTION GRANTS IN LAST FISCAL YEAR
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date
					5% ($)[1]	10% ($)[1]
A. Thomas Hood	4,000	2.62	19.25	11/24/08	48,440	122,720
George N. Magrath, Jr.	3,500	2.30	19.25	11/24/08	42,385	107,380
Charles F. Baarcke, Jr.	3,500	2.30	19.25	11/24/08	42,385	107,380
John L. Ott, Jr.	3,500	2.30	19.25	11/24/08	42,385	107,380
Susan E. Baham	3,500	2.30	19.25	11/24/08	42,385	107,380

[1]	The dollar amounts indicated in these columns are the result of calculations assuming 5% and 10% growth rates as required by the rules of the Securities and Exchange Commission ("SEC"). These growth rates are not intended by First Financial to forecast future appreciation, if any, of the price of First Financial Common Stock. The actual value, if any, realized by an executive officer will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised.

Option Exercise Table.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
Name	Shares Acquired on Exercise	Value Realized ($)	Number of Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End[1] Exercisable/Unexercisable ($)
A. Thomas Hood	24,000	397,500	53,600/--	421,000/--
George N. Magrath, Jr.	-0-	-0-	23,600/--	151,594/--
Charles F. Baarcke, Jr.	-0-	-0-	11,800/--	51,032/--
John L. Ott, Jr.	1,700	28,156	32,100/--	247,688/--
Susan E. Baham	12,000	195,750	26,900/--	187,063/--

[1]

The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($17.3125) of the underlying Common Stock at September 30, 1999. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

During fiscal 1993, the Stock Option Committee established First Financial stock ownership guidelines for members of management. The desired level of stock ownership is based on the market value of the shares owned as a percentage of annual salary. The percentages are 400%, 200% and 100% for the President, Senior Vice Presidents and other members of management, respectively. Stock ownership goals are expected to be met within five years. When goals are met, additional stock options may be granted. All members of management have met stock ownership goals set by the Corporation, with the exception of nine management members, all of which have been management members for less than five years.

Employment Agreements.

First Federal entered into an employment agreement ("Agreement") with Mr. Hood on July 30, 1987, which Agreement was subsequently amended on September 29, 1988, October 1, 1993, and September 26, 1996, and includes First Financial as a party to the Agreement since 1993. Additionally, First Federal and First Financial entered into three-year Agreements with Messrs. Baarcke and Ott on October 1, 1993. On the same date, Peoples Federal and First Financial entered into an employment agreement with Mr. Magrath for a term of three years. On September 26, 1996, First Federal and First Financial entered into a three-year Agreement with Mrs. Baham. The Agreements of Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham provide for a salary of not less than $175,620, $93,600, $104,220, $112,080 and $88,448 per annum, respectively, disability and retirement income benefits and bonus and other fringe benefits as may be approved by the Board. The terms of the Agreements may be extended for an additional 12 full calendar months upon action of the Boards of First Federal, Peoples Federal and First Financial, as appropriate, prior to the anniversary date of the Agreements. Each of the Agreements provides for termination for cause or in certain events specified by Office of Thrift Supervision regulations. Each of the Agreements is also terminable by First Federal, Peoples Federal or the Corporation without cause except that the affected employee would be entitled to the full amount of salary remaining under the term of the Agreement. In the event of a change in control (as defined in each Agreement) of the Corporation followed by the involuntary termination of employment (or voluntary termination of employment in certain circumstance) of the executive following such change in control, each Agreement provides for the payment to the employee of the greater of the salary which would have been received for the remainder of the Agreement or 2.99 times the average of the prior five years' salaries for Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham. At September 30, 1999, Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham would have received approximately $526,258; $337,722; $432,581; $386,953; and $289,868, respectively, if their employment were terminated subsequent to a change in control.

Report of the Compensation Committee.

The Compensation/Benefits Committees of the Boards of Directors of the Corporation, First Federal and Peoples Federal are composed entirely of independent directors. The Corporation's Committee is responsible for establishing and monitoring compensation policies of the Corporation and for reviewing and ratifying the actions of the Banking Subsidiaries' Compensation Committees. Performance of the Corporation and the individual is evaluated and compensation is set accordingly.

It is the policy of First Federal and Peoples Federal that the performance of senior management be evaluated using the same established criteria which are used for the staff and that the salary structure for the executive officers be included in the salary structure of the Banking Subsidiaries. The Committees are responsible for evaluating the performance of the Chief Executive Officers of the Banking Subsidiaries while the Chief Executive Officers of the Banking Subsidiaries evaluate the performance of other senior officers of the respective Banking Subsidiaries. Salary increases are recommended to the Committee based on these evaluations. The Committee reviews the evaluations and sets the salaries for the coming year.

The Compensation Committees' considerations include management skills, long-term performance, shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance and unusual accomplishments as well as economic conditions and other external events that affect the operations of the Corporation and the Banking Subsidiaries. Compensation policies must promote the attraction and retention of highly qualified executives and the motivation of these executives to achieve financial and other goals that result in the success of the Corporation and the Banking Subsidiaries and the enhancement of long-term shareholder value.

In addition to salaries, the Corporation's compensation plan includes Profit Sharing Plan contributions and matching contributions to the 401(k) Plan, both of which are based on return on shareholders' equity. Stock options are also awarded periodically based on performance, length of service and salary grades. The awards of stock options should provide increased motivation to work for the success of the Corporation thereby increasing personal financial success. All options granted to executives and employees are exercisable at the closing price of the Corporation's stock on the date of grant.

In September 1996, the Board approved a management Performance Incentive Compensation Plan to become effective October 1, 1996. The purpose of the plan is to share the rewards of excellent performance with those managers who provide the knowledge, direction and work to accomplish results that are above expectations. Standards of measurement are developed annually, and the Banking Subsidiaries must meet the goals as identified in their strategic business plans.

Any incentive awards are supplements to annual compensation. No incentive bonus will be awarded for a fiscal year regardless of performance on individual factors if the Banking Subsidiaries' return on shareholders' equity is less than the approved minimum for that fiscal year. Participants in the plan are limited to executives who are responsible for directing functions which have significant impact on the growth and profitability of the Banking Subsidiaries and the Corporation.

Periodically, independent compensation consultants are engaged to review the salary levels of all members of management as compared with peers with comparable responsibilities in other companies. Results are reported to the Compensation/Benefits Committee.

During the fiscal year ended September 30, 1999, the base compensation for A. Thomas Hood, President and Chief Executive Officer of the Corporation, was $202,300, which represented a 3% increase from the previous fiscal year.

PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION	FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHARLESTON
Joseph A. Baroody, Chairman	Paul G. Campbell, Jr., Chairman
Michael A. Hilton	Gary C. Banks, Jr.
A. L. Hutchinson, Jr.	Paula Harper Bethea
Thomas J. Johnson	James C. Murray
Thomas E. Rogers, Jr.	Walter A. Stilley, III

FIRST FINANCIAL HOLDINGS, INC.
Gary C. Banks, Jr., Chairman
Paula Harper Bethea
Paul G. Campbell, Jr.
Thomas J. Johnson
James C. Murray
D. Kent Sharples

Compensation Committee Interlocks and Insider Participation.

The Board has a Compensation/Benefits Committee currently composed of Messrs. Banks, Campbell, Murray, Sharples, Johnson and Mrs. Bethea. Mr. Banks is presently the Committee's Chairman. The Committee reviews and ratifies the actions of the Compensation Committees of the Banking Subsidiaries. No member of the Corporation's Compensation Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE CORPORATION'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE 1934 ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

Performance Graph.
The following graph shows a five year comparison of cumulative total returns for the Corporation, the CRSP Index for Nasdaq Stock Market (U.S. Companies) and the CRSP Peer Group Index for Nasdaq Stocks.*
	9/30/94	9/30/95	9/30/96	9/30/97	9/30/98	9/30/99
FIRST FINANCIAL HOLDINGS, INC.	$100.0	$126.9	$129.4	$252.2	$230.6	$240.7
CRSP Index for Nasdaq Stock Market (US Companies)	100.0	138.1	163.8	225.0	228.8	371.5
CRSP Peer Group Index for Nasdaq Stocks	100.0	127.9	150.7	260.6	252.4	240.9
(SIC 6030-6039 US Only) Savings Institutions
Notes:
A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.	The index level for all series was set to $100.0 on 9/30/1994.
*Source: Center for Research in Security Prices (CRSP), the University of Chicago Graduate School of Business.

COMPLIANCE WITH SECTION 16(a) OF THE 1934 ACT

Section 16(a) of the 1934 Act requires certain officers of the Corporation and its directors, and persons who beneficially own more than 10 percent of any registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC.

Based solely on a review of the reports and written representations provided to First Financial by the above-referenced persons, the Corporation believes that during the fiscal year ended September 30, 1999, all filing requirements applicable to its reporting officers, directors and greater than 10 percent beneficial owners were properly and timely in compliance.

TRANSACTIONS WITH MANAGEMENT

Applicable laws and regulations require that all loans or extensions of credit by the Banking Subsidiaries to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any employee) and does not involve more than the normal risk of repayment or present other unfavorable features. The Banking Subsidiaries have adopted policies which comply with these provisions.

PROPOSAL II-RATIFICATION OF EMPLOYEE STOCK PURCHASE PLAN

On July 28, 1994, the Board of Directors of the Corporation adopted the First Financial Holdings, Inc. 1994 Employee Stock Purchase Plan (the "ESPP"), which was approved by shareholders on January 25, 1995. The plan expired on July 28, 1999 and the Board of Directors voted on May 27, 1999, to extend the plan for an additional five years, subject to shareholder ratification. A description of the principal terms of the ESPP and its purpose are set forth below. The full text of the ESPP is set forth as Exhibit A to this Proxy Statement. This description is qualified in its entirety by reference to the actual text of the ESPP.

Features of the ESPP

The purpose of the ESPP is to advance the Corporation's interest by enabling eligible employees of the Corporation and its affiliates to acquire a larger personal proprietary interest in the Corporation through purchases of Common Stock at a discounted price. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

The definition of "employee" under the ESPP includes any individual who is an employee of the Corporation for federal tax withholding purposes, except employees who have been employed by the Corporation for less than six consecutive months. On November 30, 1999, the number of eligible participants was approximately 637. No employee is permitted to participate in the ESPP if immediately after a grant under the ESPP, the employee would own or hold 5% or more of the voting stock of the Corporation or 5% or more of the value of all the Corporation's shares. No employee is permitted to accrue the right at any time to purchase more than $25,000 worth of the Corporation's stock through the ESPP each calendar year.

The Corporation has developed rules concerning the procedures that each eligible employee must follow to enroll in the ESPP. Upon adoption of the ESPP, a maximum of 200,000 shares of the Corporation's Common Stock have been made available for sale to employees and through November 30, 1999 there have been 23,589 shares purchased under the ESPP with 365,132 (adjusted for stock split 3/28/98) shares remaining available for purchase under the ESPP. The number of available shares may be adjusted for stock dividends, stock splits, stock conversions, exchanges, reclassifications or substitutions. Shares of Common Stock subject to the ESPP may be newly issued by the Corporation or purchased by the Corporation on the open market or otherwise.

The ESPP permits the purchase of Common Stock through payroll deduction as follows: (a) the ESPP provides for quarterly periods during which payroll deductions will be accumulated (the "Offering Period") (b) eligible employees may choose the percentage of their gross compensation up to a maximum of 10% to be deducted and applied to purchase shares of Common Stock under the ESPP; (c) at the beginning of the Offering Period, the eligible employees obtain stock options to purchase Common Stock under the ESPP at a 10% discount from the lower of the market value on (1) the first day of the Offering Period, or (2) the last day of the Offering Period; and (d) at the end of the Offering Period, the eligible employees are deemed to exercise these options to the extent of their payroll deductions. No fractional shares are issued.

The ESPP provides that employees may withdraw from the ESPP by giving written notice to the Corporation, and may withdraw all (but not less than all) payroll deductions credited to the employee's account and not yet used to exercise an option. Upon ceasing to be an employee, the payroll deductions credited to the employee's account but not yet used to exercise an option will be returned to the participant.

Participation by officers of the Corporation who are subject to Section 16 of the 1934 Act is subject to compliance with the rules and regulations promulgated under that Act.

Neither the options provided to the employee pursuant to the ESPP nor accumulated payroll deductions may be transferred, assigned, or sold to anyone, except by will or the laws of descent and distribution. After purchase, the employee may freely transfer, assign or sell the stock, subject to compliance with applicable federal and state securities and taxation laws.

Administration of the ESPP

The ESPP is administered by the Compensation/Benefits Committee of the Board which, subject to the rules contained in the ESPP, would have complete authority, in its discretion, to interpret and apply the terms of the ESPP, to determine eligibility, and to adjudicate all disputed claims filed under the ESPP.

The Board of Directors may terminate the ESPP at any time; provided, however, that no such termination will affect options outstanding at the time of termination. The ESPP will terminate in any case five years after its approval by the Board of Directors. If at any time the shares of Common Stock reserved for the ESPP are available for purchase but not in sufficient number to satisfy all the then unfilled purchase requirements, the available shares will be apportioned among the participants in proportion to their options and the ESPP will terminate.

The Board of Directors may amend the ESPP after adoption, subject to the requirements of Section 423 of the Code relating to the requisite approval of the Corporation's shareholders. The Corporation also intends to seek shareholder approval as needed under Section 16(b) of the 1934 Act for any amendments to the ESPP.

As employees may participate in the ESPP voluntarily, the benefits or amounts to be received by officers or employees of the Corporation are not determinable at this time.

Tax Consequences of the ESPP

An option granted under the ESPP is intended to qualify as an option granted under an employee stock purchase plan as defined in Section 423 of the Code, and is taxed in accordance with Sections 421 and 423 of the Code and the regulations issued thereunder.

The following summary of the effect of federal income taxation upon the employee and the Corporation with respect to participants in the ESPP does not purport to be complete and reference is made to the applicable provisions of the Code. The summary does not address other taxes that may affect an individual such as state and local income taxes, federal and state estate, inheritance and gift taxes and foreign taxes. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's personal situation may be such that some variation of the described rules applies. Participants should consult their own tax advisors with respect to the tax consequences to them of the grant and exercise of the options and the sale of shares acquired upon such exercise.

  If the requirements of Section 423 of the Code are satisfied, the employee will not realize taxable income either at the time options are granted pursuant to the ESPP or at the time the employee purchases shares pursuant to the ESPP.

  If the employee disposes of shares of Common Stock after the later of two years after the grant of the option or one year from the date of transfer of the stock pursuant to the option then, upon such disposition, the employee will recognize as ordinary income an amount equal to the lesser of:

    the excess of the fair market value of the shares of Common Stock on the date of disposition over the amount the employee paid for the shares under the options; or

    the excess of the fair market value of the shares at the time the option was granted over the option price.

  The employee will also recognize a long-term capital gain or loss in an amount equal to the difference between (i) the amount realized upon the sale of the Common Stock and (ii) the sum of the amount the employee paid for the shares plus the amount, if any, taxed to the employee as ordinary income under (a) or (b) above.

  If the employee disposes of shares of Common Stock before the later of two years after the grant of the option or one year from the date of transfer of the stock pursuant to the option then, upon this disposition, the employee will recognize as ordinary income an amount equal to the excess of the fair market value of the shares of Common Stock on the date the employee purchased them over the amount the employee paid for the shares. The employee will also recognize a capital gain or loss in an amount equal to the difference between (i) the amount realized upon the sale of the shares of Common Stock and (ii) the sum of the amount the employee paid for the shares plus the amount, if any, taxed to the employee as ordinary income. If the employee holds the shares for more than one year, this gain or loss will be a long-term capital gain or loss.

  Generally, the Corporation will not receive any deduction for federal income tax purposes with respect to the options or the shares of Common Stock issued upon their exercise. If, however, the employee disposes of stock acquired by exercise of an option under a stock purchase plan before the later of two years after the grant of the option or one year from the date of transfer of the stock upon exercise of the option, the Corporation will be entitled to a deduction in an amount equal to the amount which is considered ordinary income.

ESPP Benefits

During fiscal 1999, none of the directors of the Corporation or any of the persons named in the Summary Compensation Table participated in the ESPP. During the year the employees of the Corporation and its subsidiaries purchased 8,497 shares of Common Stock which had a dollar value of $21,974. The dollar value represents the difference between the market value of the shares purchased on the date of purchase and the purchase price under the ESPP.

Vote Required and Board of Directors' Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN. The affirmative vote of a majority of the votes present in person or by represented proxy at the Annual Meeting will be required to approve the extension of the 1994 Employee Stock Purchase Plan.

SHAREHOLDER PROPOSALS

Article II, Section 15 provides that any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. Article IX of the Certificate of Incorporation provides that notice of a shareholder's intent to make a nomination or present new business at the meeting ("shareholder notice") must be given not less than 30 days nor more than 60 days prior to any such meeting; provided, however, that if less than 31 days notice of the meeting is given to shareholders by the Corporation, a shareholder's notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. If properly made, such nominations or new business shall be considered by shareholders at such meeting.

In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office at 34 Broad Street, Charleston, South Carolina, no later than August 24, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

OTHER MATTERS

The Board of Directors of the Corporation is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgement of the person or persons voting the proxies. The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph or telephone without additional compensation.

ANNUAL REPORTS TO SHAREHOLDERS

A copy of the Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended September 30, 1999 are being mailed to each shareholder of record together with these proxy materials. THE ANNUAL REPORT ON FORM 10-K AND THE ANNUAL REPORT TO SHAREHOLDERS ARE NOT A PART OF THE CORPORATION'S SOLICITING MATERIAL.

BY ORDER OF THE BOARD OF DIRECTORS
Phyllis B. Ainsworth
Secretary

Charleston, South Carolina
December 23, 1999

EXHIBIT A

FIRST FINANCIAL HOLDINGS, INC.

1994 Employee Stock Purchase Plan

1.     Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.     Definitions.

(a) "Board" shall mean the Board of Directors of the Company.

(b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(c) "Common Stock" shall mean the common stock of the Company.

(d) "Company" shall mean First Financial Holdings, Inc., a Delaware corporation.

(e) "Compensation" shall mean all base straight time gross earnings, exclusive of payments for overtime, shift premiums and commissions, incentive compensation, incentive payments, bonuses, awards and other compensation.

(f) "Designated Subsidiary" shall mean a Subsidiary which the Board has designated from time to time in its sole discretion as eligible to participate in the Plan.

(g) "Employee" shall mean any individual who is an employee of the Company or a Subsidiary for purposes of tax withholding under the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence authorized under Company or Subsidiary policies.

(h) "Enrollment Date" shall mean the first day of each Offering Period.

(i) "Exercise Date" shall mean the last day of each Offering Period.

(j) "Fair Market Value" shall mean, as of any date, the closing price of the Company's Common Stock on the NASDAQ National Market System. If the Common Stock is not traded on a national securities exchange or quoted on the Nasdaq Stock Market, and there are not at least two brokerage companies reporting a bid price per share on such date, then the Fair Market Value shall be that value determined in good faith by the Board in such manner as it deems appropriate.

(k) "Offering Period" shall mean a period of approximately three (3) months, commencing on the first Trading Day on or after January 1, April 1, July 1, and October 1 of each year and terminating on the last Trading Day on or before the end of such period; provided, however, that the duration of the first Offering Period shall be as provided in Section 4.

(l) "Plan" shall mean this Employee Stock Purchase Plan.

(m) "Purchase Price" shall mean an amount equal to 90% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(p) "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

3.     Eligibility.

(a) Any Employee, as defined in Section 2, who has been continuously employed by the Company for at least six (6) consecutive months, who is employed by the Company on a given Enrollment Date, and who is expected to complete at least 1,000 hours of service as an Employee during each calendar year in which the Enrollment Date occurs shall be eligible to participate in the Plan for the Offering Period commencing with such Enrollment Date.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.     Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1, April 1, July 1, and October 1 of each year, or on such other date as the Board shall determine, and continuing hereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods with respect to future Offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5.     Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on such form as the Committee may designate and filing it with the Company's payroll office at least ten (10) business days prior to the Enrollment Date for the Offering Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

(b) With respect to any Offering Period, payroll deductions for a participant during such Offering Period shall commence with the first payroll period following the Enrollment Date and shall end on the Exercise Date of the Offering Period, unless sooner terminated by the participant as provided in Section 10.

6.     Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) During an Offering Period, a participant may discontinue his or her participation in the Plan as provided in Section 10. A participant may increase or decrease the rate of his or her payroll deductions for a future Offering Period by filing with the Company a new subscription agreement authorizing an increase in payroll deduction rate within ten (10) business days before the commencement of the upcoming Offering Period. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% of Compensation at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $25,000. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7.     Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date (including amounts retained in the participant's account in accordance with Section 8) and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period.

8.     Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account and applied toward the purchase of shares in a subsequent Offering Period unless the participant terminates his or her participation in the Plan as provided in Section 10. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9.     Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10.     Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company on such form as the Committee may designate. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) Upon a participant's ceasing to be an Employee for any reason or upon termination of a participant's employment relationship (as described in Section (2)(g)), the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such participant's option will be automatically terminated.

11.     Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12.     Stock.

(a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 200,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. Such shares may consist in whole or in part of authorized and unissued or reacquired Common Stock. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as is practicable and as it determines to be equitable.

(b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, as the participant designates.

13.     Administration.

(a) Administrative Body. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan except to the extent limited by Subsection (b) of this Section 13.

(b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under The Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

14.     Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.     Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

16.     Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.     Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.     Adjustments Upon Changes in Capitalization; Dissolution; or Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18(b), an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or mergers, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

19.     Amendment or Termination.

(a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that the Board of Directors may terminate an Offering Period on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during Offering Periods, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20.     Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.     Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, domestic or foreign, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.     Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of five (5) years unless sooner terminated under Section 19.

23.     Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.     Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRST FINANCIAL HOLDINGS, INC.		For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS JANUARY 26, 2000			1. The election as directors of all nominees listed (except as marked to the contrary):
The undersigned hereby appoints Paul G. Campbell, Jr. and D. Kent Sharples, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of First Financial Holdings, Inc. (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held at the Corporation's main office, located at 34 Broad Street, Charleston, South Carolina on January 26, 2000 at 5:30 p.m. and at any and all adjournments and postponements thereof.			A. Thomas Hood and A. L. Hutchinson, Jr.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

				For	Against	Abstain
2. The ratification of an amendment to the 1994 Employee Stock Purchase Plan extending the termination date to July 27, 2004.
In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
Please be sure to sign and date this Proxy in the box below		Date

Shareholder sign above	Co-holder (if any) sign above		The Board of Directors recommends a vote "FOR" the proposal and the election of the nominees listed above.

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST FINANCIAL HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Should the above signed be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Corporation at the Meeting of the shareholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Corporation or by duly executing a proxy bearing a later date.

The above signed acknowledges receipt from the Corporation, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement, an Annual Report to Shareholders and a Form 10-K.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY